EXHIBIT D(1)

          By-Laws of AIG Life Insurance Company as amended through December 31, 1991

                                   BY-LAWS OF

                           AIG LIFE INSURANCE COMPANY

                      as amended through December 31, 1991


                                    ARTICLE I

                             Meeting of Stockholders

     Section 1. The annual meeting of the stockholders of the corporation shall be held within or without the State of Delaware in a city designated from time to time by the unanimous request of the shareholders, on the second Wednesday of April in each year at 10:30 A.M., at which meeting the election of Directors for the ensuing year shall be held, and such other business transactions as shall properly be brought before the meeting.

     Section 2. A special meeting of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President upon the written request of stockholders representing twenty-five percent in amount of the outstanding capital stock of the Company, provided such request specifies the object of the meeting.

     Section 3. Notice of the time and place of the annual meeting of the stockholders shall be given to the stockholders, at least thirty days prior to the time appointed for such meeting, by the Secretary depositing notice in the mail, addressed to each of the stockholders entitled to vote thereat, at his last known address, and by publication if and to the extent required by statute.

     Unless otherwise provided by statute, notice of the time and place of every special meeting of the stockholders shall be given by the Secretary by depositing notice in the mail, addressed to teach of the stockholders entitled to vote thereat, at his last known address, at least ten days prior to the time appointed for such meeting, and the object thereof shall be stated in the notice; notice by publication shall also be given if and to the extent required by statute.

     Section 4. A majority in interest of the stockholders, whether present in person or represented by proxy, shall constitute a quorum, but a majority of those present, although less than a quorum, may adjourn any regular or special meeting from time to time without notice until a quorum be had.

     Section 5. Stockholders shall be entitled to vote, in person or in proxy, one vote for each share of stock held by them. No proxy shall be received or entitle the holder to vote unless it shall bear date and shall have been executed within two months preceding such meeting, unless a longer period be required by applicable statute.

                                   ARTICLE II

                                    Directors

     Section 1. Except as otherwise provided by statute, the Articles of Agreement or these By-Laws, the business and affairs of the Company shall be managed by the Board of Directors. In addition to the powers conferred upon it by these By-laws, the Board of Directors may exercise all such powers and do all such acts and things as may legally be done by the Board of Directors of a corporation.

     Section 2. Except for the first Board of Directors named in the Articles of Agreement, who shall serve until the annual meeting of the Company to be held in April, 1963, the Board of Directors shall consist of not less than seven nor more than nineteen persons who are stockholders, and who shall be elected at the annual meeting and shall hold office until the next annual meeting or until their successors shall be elected, the exact number of Directors to be elected at each annual meeting to be fixed and determined by the stockholders entitled to vote at such meeting, by resolution adopted prior to such election. As expeditiously as is reasonably possible after each annual meeting of the stockholders, the Directors elected thereat shall accept their trust in writing and file the same with the Secretary.

     Section 3. The election of Directors shall be conducted by three judges of election appointed by the Board of Directors prior to the annual meeting, and the judges shall take and subscribe an oath or affirmation required by law.

     Section 4. By resolution of the Board of Directors, the Board may provide for stated or periodic meetings (such as, for example, monthly or quarterly meetings), without notice, at a time and place set forth in the resolution, at which time the Board may transact any and all business that may come before it.

     Section 5. Special meetings of the Board may be called at any time by the President and shall be called upon a written request of three Directors, upon one day's notice of time and place of such meeting, mailed or telegraphed to each Director to the place of business or residence of such Director. The Directors may meet and transact business at any time and place when all are present or consent in writing thereto.

     Section 6. Vacancies in the Board of Directors may be filled by a vote of the majority of the remaining members of the Board.

     Section 7. (a) The Board of Directors shall have power to appoint and, at its discretion, to remove or suspend such officers, managers, clerks, agents and servants, permanently or temporarily, as the Board may deem fit, and to determine their duties, and to require security in such instances and in such amount as it may deem proper.

     (b) The Board of Directors shall approve all salaries of officers which are in excess of $20,000, all other officers' salaries shall be approved by the Executive Committee except when laws require Board of Directors approval.


     Section 8. In case of the absence of an officer of the Company, or for any other reason which may seem sufficient to the Board of Directors, the Board may delegate his powers and duties to any other officer or to any Director.

     Section 9. A Director may be removed for any act committed by him prejudicial or injurious to the interests and good government of the Company by the affirmative vote of two thirds of the members present at a stated meeting, after the offending member has been duly notified that such action will be taken at the meeting at which the charge is first presented but must lied over for action at the next stated meeting.

     Section 10. A quorum of the Board of Directors shall consist of a majority of the board, if the number of the Board is odd, and half of the members of the Board, if the number of the Board is even.

                                  ARTICLE III

                                    Officers

     Section 1. At the first meeting of the Board of Directors after the annual meeting of the stockholders, the Board shall organize by the election of a Chairman, a President, who shall be a member of the Board, and one or more Vice Presidents, a Treasurer, one or more Secretaries, Assistant Treasurers and Assistant Secretaries, none of whom need to be member of the Board, and such other officers as the Board may see fit to elect of appoint. If required by applicable statute, the election of officers by the Board shall be by ballot.

     Section 2. The President, unless otherwise directed by the Board, shall be the chief executive officer of the Company and shall have supervision of the affairs of the Company, subject to the regulation of the Board of Directors. He shall perform all acts properly pertaining to the executive office of the Company or that he may be directed to perform by the Board of Directors from time to time. He shall from time to time bring before the Board of Directors such information concerning the business and property of the Company as may be required or advisable. He shall preside at all meetings of the Directors and of the stockholders unless otherwise provided by the meeting. He shall have power to employ and discharge or suspend clerks, agents, or servants other than officers, and fix their compensation, unless the Board of Directors is required by statute to fix such compensation.

     Section 3. In the event that a Chairman of the Board is elected, he shall act in an advisory capacity to the President and when so requested by the Board of Directors or the President, may preside at any meeting of the stockholders or the Board of Directors.

     Section 4. The Vice President shall perform such executive and other duties as requested by the President. In case of the absence, resignation, disability or death of the President, the Vice President, or , if there be more than one, a Vice President designated by the Board, shall perform all the duties of the President until the return of the latter or the removal of his disability or the election of a new President. In the absence of the President and Vice President, a temporary President, who shall perform the duties of the President, may be appointed by the Directors.

     Section 5. The Treasurer shall keep full and accurate account of the receipts and expenditures of the Company and shall deposit all moneys and valuable effects in the name of and to the credit of the Company in such depositories as may be designated by the Board of Directors. the Treasurer shall give bond of sufficient corporate surety and in such amount as may be required by the Board of Directors for the faithful performance of his duties, provided, the amount of such bond shall be not less than $10,000, and provided further, the foregoing requirements with respect to bond may be satisfied by a blanket bond including other officers of the Company. The Treasurer shall disburse the funds of the Company as my be ordered by the Board of Directors, take proper vouchers for such disbursements and shall render to the Directors, whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the transactions as Treasurer and of the financial condition of the Company. The Board of Directors may designate one or more Assistant Treasurers, unless otherwise provided by the Board.

     Section 6. In the event that the Board of Directors shall elect more than one Secretary, at the time of such election it shall designate one of such Secretaries to be the Secretary of the Company, and the Secretary so designated shall be deemed to be the Secretary of the Company for the purpose of all applicable provisions of law and of these By-Laws. The Secretary so designated by the Board of Directors as the Secretary of the Company shall be the Clerk of the Board of Directors. He shall attend all meetings of the stockholders and of the Board of Directors and of the permanent Committees and shall record all of the proceedings thereof in a book kept for that purpose. He shall be the custodian of the records of the Company. He shall see that due and proper notice is given of all meetings of the stockholders and of the Directors, as may be required by statute or these By-Laws. He shall be the custodian of the corporate seal and shall affix the same to all instruments in writing requiring a seal, except Certificates of Stock, which shall be sealed and signed by the Treasurer or an Assistant Treasurer. He shall perform such other duties as may be delegated to him by the President or the Board of Directors. In the absence of such Secretary so designated by the Board of Directors, his duties shall be performed by any other Secretary or by any Assistant Secretary designated for that purpose by the Board of Directors or by the President.

     Section 7. Each Secretary, other than the Secretary of the Company as designated in Section 6 of this Article III, each Assistant Secretary and each Assistant Treasurer shall have such authorities and perform such duties as shall be assigned to him from time to time by the Board of Directors or by the President.

     Section 8. No officer shall at any time obtain a loan from the Company upon any security, real, personal or otherwise.

                                   ARTICLE IV

                                   Committees

     Section 1. There may also be elected annually by the Board of Directors, at the same meeting at which they elect officers, the following standing committees: An Executive Committee A Finance Committee The Executive Committee shall consist of at lest three member of which the President shall be one. The other Committees shall consist of no less than three members, nor more than five.

     Section 2. Members of these Committees shall hold office until their successors are elected. A majority of the Committee shall constitute a quorum for the transaction of business. Any vacancies in a Committee shall be filled by the Board of Directors.

     Section 3. The Executive Committee shall take charge of all matters affecting the interests of the Company which are not within the province of any other Committee appointed by the Board. It shall have and may exercise, in the intervals between meetings of the Board of Directors, the full powers of the Board in the management and disposition of all the business, affairs and property of the Company, to the end that the Executive Committee may lawfully authorize and perform, during such intervals, any matter or thing whatsoever which the Board could authorize and perform if the Board were in session.

     Section 4. The Finance Committee shall have supervision over the funds of the Company, shall see that they are invested pursuant to law, may sell any securities in which the funds of the Company are invested, and reinvest the proceeds as the interests of the Company may require. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Finance Committee.

     Section 5. Regular minutes of the proceedings of each Committee shall be kept, which shall be presented to the meeting of the Board next succeeding any meeting of such Committee. The Secretary of the Company, as designated in
Section 6 of Article III of these By-Laws, shall act as Secretary of each Committee unless some other person be appointed by the Committee so to act.

     Section 6. The Board of Directors shall have power, at is discretion, to appoint such Special Committees as it may deem proper and instruct and empower such Special Committees as to the duties and scope of their work.

                                   ARTICLE V

                                  Fiscal Year

     Section 1. The fiscal year of the Company shall begin with January first and end with December thirty-first of each calendar year.

                                   ARTICLE VI

                         Checks, Drafts and Notes, etc.

     Section 1. All checks, drafts, notes, endorsements, receipts, acceptances and other obligations of the Company or instruments concerning the payment of money in which the Company has an interest, shall be signed by such persons as may be authorized by a resolution or resolutions of the Finance Committee.

                                  ARTICLE VII

                             Certificates of Stock

     Section 1. The shares of the capital stock of the Company shall be represented by certificates of stock signed by the President or Vice President and countersigned by the Treasurer or Assistant Treasurer and sealed with the common seal of the Company, provided, any of such signatures and such seal may be a facsimile. Said certificates shall be in such form as the Board of Directors may from time to time prescribe.

     Section 2. The Board of Directors may from time to time appoint an incorporated company or companies to act as Transfer Agent and Registrar of the stock certificates of the Company, and in case of the appointment of such Transfer Agent the officers of the Company shall sign and seal stock certificates in blank and place them, with the transfer books, in the custody and control of such Transfer Agent, provided, any of such signatures and such seal may be a facsimile.

     Section 3. Shares of stock of the Company shall be transferable only on the books of the Company by the registered holder thereof in person or by attorney duly appointed, and upon the surrender and cancellation of the certificate thereof, duly endorsed.

     Section 4. If a stock certificate shall be lost or destroyed, the Board of Directors upon proof satisfactory to it of such destruction or loss and upon the execution of such indemnity, if any, as in its judgment is adequate, shall cause to be issued a new certificate in substitution for the certificate so lost or destroyed, provided, the Board by blanket resolution may confer is authority in the premises as described above to one or more of the officers of the Company.

                                  ARTICLE VIII

                                 Corporate Seal

     Section 1. The common or corporate seal of the Company shall be round, with the name of the Company and "Delaware" arranged in the form of a circle around the border of the seal.

                                   ARTICLE IX

                                   Dividends

     Section 1. Dividends, including dividends to policyholders, may be declared by the Board of Directors at such time or times and in such amounts as the Board of Directors may lawfully designate.

                                   ARTICLE X

                                Indemnification

     Section 1. Each Director and officer shall be indemnified by the Company against all losses, expenses, costs and counsel fees in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director or officer of the Company, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duty as such Director or officer; and the foregoing right of indemnification shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law.

                                   ARTICLE XI

                                   Amendment

     Section 1. The Board of Directors shall have authority to make, alter, amend and repeal these By-Laws, but subject always to the power of the stockholders to change such action.